Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1900 Fifth Avenue North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Doug Milner

Senior Vice President

Regions Bank

Corporate Trust

3773 Richmond Avenue, Suite 1100

Houston, Texas 77046

Phone: (713) 244-8041

(Name, address and telephone number of agent for service)

Genesis Energy, L.P.

Genesis Energy Finance Corporation

(and the subsidiaries identified below in the Table of Subsidiary Guarantor Registrants)

(Exact name of obligor as specified in its charter)

Delaware	76-0513049
Delaware	20-5948137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100

Houston, Texas 77002

(713) 860-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Senior Debt Securities

Subordinate Debt Securities

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
AP Marine, LLC	Delaware	76-0513049
BR Port Services, LLC	Delaware	76-0513049
Cameron Highway Oil Pipeline Company, LLC	Delaware	76-0513049
Cameron Highway Pipeline GP, L.L.C.	Delaware	76-0513049
Cameron Highway Pipeline I, L.P.	Delaware	76-0513049
Casper Express Pipeline, LLC	Delaware	76-0513049
Davison Petroleum Supply, LLC	Delaware	76-0513049
Davison Transportation Services, Inc.	Delaware	26-0614522
Davison Transportation Services, LLC	Delaware	76-0513049
Deepwater Gateway, L.L.C.	Delaware	76-0513049
Flextrend Development Company, L.L.C.	Delaware	76-0513049
GEL CHOPS GP, LLC	Delaware	76-0513049
GEL CHOPS I, L.P.	Delaware	76-0513049
GEL CHOPS II, L.P.	Delaware	76-0513049
GEL Deepwater, LLC	Delaware	76-0513049
GEL IHUB, LLC	Delaware	76-0513049
GEL Louisiana Fuels, LLC	Delaware	76-0513049
GEL Odyssey, LLC	Delaware	76-0513049
GEL Offshore Pipeline, LLC	Delaware	76-0513049
GEL Offshore, LLC	Delaware	76-0513049
GEL Paloma, LLC	Delaware	76-0513049
GEL Pipeline Offshore, LLC	Delaware	76-0513049
GEL Poseidon, LLC	Delaware	76-0513049
GEL Sekco, LLC	Delaware	76-0513049
GEL Tex Marketing, LLC	Delaware	76-0513049
GEL Texas Pipeline, LLC	Delaware	76-0513049
GEL Wyoming, LLC	Delaware	76-0513049
Genesis BR, LLC	Delaware	76-0513049
Genesis CHOPS I, LLC	Delaware	76-0513049
Genesis CHOPS II, LLC	Delaware	76-0513049
Genesis Crude Oil, L.P.	Delaware	76-0513049
Genesis Davison, LLC	Delaware	76-0513049
Genesis Deepwater Holdings, LLC	Delaware	76-0513049
Genesis Energy, LLC	Delaware	76-0513049
Genesis Free State Holdings, LLC	Delaware	76-0513049
Genesis GTM Offshore Operating Company, LLC	Delaware	76-0513049
Genesis IHUB Holdings, LLC	Delaware	76-0513049
Genesis Marine, LLC	Delaware	76-0513049
Genesis NEJD Holdings, LLC	Delaware	76-0513049
Genesis Odyssey, LLC	Delaware	76-0513049
Genesis Offshore, LLC	Delaware	76-0513049
Genesis Offshore Holdings, LLC	Delaware	76-0513049
Genesis Pipeline Alabama, LLC	Alabama	76-0513049
Genesis Pipeline Texas, L.P.	Delaware	76-0513049
Genesis Pipeline USA, L.P.	Delaware	76-0513049

Genesis Poseidon, LLC	Delaware	76-0513049
Genesis Poseidon Holdings, LLC	Delaware	76-0513049
Genesis Rail Services, LLC	Delaware	76-0513049
Genesis Sailfish Holdings, LLC	Delaware	76-0513049
Genesis Sekco, LLC	Delaware	76-0513049
Genesis SMR Holdings, LLC	Delaware	76-0513049
Genesis Syngas Investments, L.P.	Delaware	76-0513049
Genesis Texas City Terminal, LLC	Delaware	76-0513049
High Island Offshore System, L.L.C.	Delaware	76-0513049
Manta Ray Gathering Company, L.L.C.	Texas	76-0513049
Matagorda Offshore, LLC	Texas	76-0513049
Milam Services, Inc.	Delaware	36-4704817
Poseidon Pipeline Company, L.L.C.	Delaware	76-0513049
Red River Terminals, L.L.C.	Louisiana	76-0513049
Sailfish Pipeline Company, L.L.C.	Delaware	76-0513049
Seahawk Shoreline System, LLC	Texas	76-0513049
Southeast Keathley Canyon Pipeline Company, L.L.C.	Delaware	76-0513049
TDC Services, LLC	Delaware	26-0614359
TDC, L.L.C.	Louisiana	76-0513049
Texas City Crude Oil Terminal, LLC	Delaware	76-0513049
Thunder Basin Holdings, LLC	Delaware	76-0513049

*	The address for each registrant’s principal executive office is 919 Milam, Suite 2100 Houston, Texas 77002 and the telephone number for each registrant’s principal executive office is (713) 860-2500.

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309

Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	Articles of Amendment to Articles of Incorporation, including Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-223626) filed with the Securities and Exchange Commission).

Exhibit 2.	Not applicable

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-202769) filed with the Securities and Exchange Commission).

Exhibit 4.	A copy of the bylaws of the trustee as now in effect (incorporated by reference to Exhibit 4 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-4 (File No. 333-227903) filed with the Securities and Exchange Commission).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state-chartered bank organized under the laws of the state of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baton Rouge and the State of Texas on the 19th day of April 2021.

REGIONS BANK

/s/ Doug Milner
Doug Milner
Senior Vice President

EXHIBIT 6

April 19, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: April 19, 2021

Very truly yours,

REGIONS BANK

/s/ Doug Milner
Doug Milner
Senior Vice President

Exhibit 7

REGIONS BANK

Consolidated Report of Condition of

Regions Bank

As of the close of business on December 31, 2020

Regions Bank	FFIEC 031
Legal Title of Bank	Page 17 of 91
Birmingham	RC-1
City
AL 35203
State Zip Code
FDIC Certificate Number: 12368

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2020

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Amount
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	1,702,000	1.a
b. Interest-bearing balances (2)			0071	16,335,000	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)(3)			JJ34	1,122,000	2.a
b. Available-for-sale debt securities (from Schedule RC-B, column D)			1773	27,132,000	2.b
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	282,000	2.c
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	0	3.a
			RCFD
b. Securities purchased under agreements to resell (5,6)			B989	0	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	1,898,000	4.a
b. Loans and leases held for investment	B528	85,266,000			4.b
c. LESS: Allowance for loan and lease losses(7)	3123	2,167,000			4.c
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	83,099,000	4.d
5. Trading assets (from Schedule RC-D)			3545	854,000	5
6. Premises and fixed assets (including capitalized leases)			2145	2,373,000	6
7. Other real estate owned (from Schedule RC-M)			2150	31,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	97,000	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets (from Schedule RC-M)			2143	5,117,000	10
11. Other assets (from Schedule RC-F)(6)			2160	6,434,000	11
12. Total assets (sum of items 1 through 11)			2170	146,476,000	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)

Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.

(4)

Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for “Securities Activities” for further detail on accounting for investments in equity securities.

(5)	Includes all securities resale agreements, regardless of maturity.
(6)	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
(7)	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.

Regions Bank	FFIEC 031
Legal Title of Bank	Page 18 of 91
FDIC Certificate Number: 12368	RC-2

Schedule RC—Continued

Dollar Amounts in Thousands			RCON	Amount
Liabilities
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)			2200	124,229,000	13.a
(1) Noninterest-bearing (1)	6631	53,014,000			13.a.1
(2) Interest-bearing	6636	71,215,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, Part II)			2200	0	13.b
(1) Noninterest-bearing	6631	0			13.b.1
(2) Interest-bearing	6636	0			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (2)			B993	0	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	23,000	15
16. Other borrowed money (includes mortgage indebtedness)(from Schedule RC-M)			3190	356,000	16
17. and 18. Not applicable			RCFD
19. Subordinated notes and debentures (4)			3200	496,000	19
20. Other liabilities (from Schedule RC-G)			2930	3,018,000	20
21. Total liabilities (sum of items 13 through 20)			2948	128,122,000	21
22. Not applicable
Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	0	24
25. Surplus (exclude all surplus related to preferred stock)			3839	16,399,000	25
26. a. Retained earnings			3632	640,000	26.a
b. Accumulated other comprehensive income (5)			B530	1,315,000	26.b
c. Other equity capital components (6)			A130	0	26.c
27. a. Total bank equity capital (sum of items 23 through 26.c)			3210	18,354,000	27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries			3000	0	27.b
28. Total equity capital (sum of items 27.a and 27.b)			G105	18,354,000	28
29. Total liabilities and equity capital (sum of items 21 and 28)			3300	146,476,000	29

(1)	Includes noninterest-bearing demand, time, and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Regions Bank	FFIEC 031
Legal Title of Bank	Page 19 of 91
FDIC Certificate Number: 12368	RC-3

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2019

RCFD	Number
6724	N/A	M.1

1a =  An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b =  An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution.

2a =  An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

2b =  An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used.

4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank’s financial statements by external auditors

7 = Compilation of the bank’s financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.	RCON	MMDD
2. Bank’s fiscal year-end date(report the date in MMDD format)	8678	N/A	M.2